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                                                                EXHIBIT 11(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 53 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 16, 1993 relating to the selected per share data ratios appearing in the December 31, 1992 Annual Report to Shareholders of AIM Equity Funds, Inc. (formerly AIM Funds (C)). We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Houston, Texas
October 8, 1997